EXHIBIT 99.1

EQCO2, Inc. Announces Changes to its Board of Directors and Principal Officers

LAS VEGAS, NV / February 1, 2016 / EQCO2, Inc. (CLNO) today announced the resignation of Harold Gewerter as its Chairman of the Board for personal reasons. The company also announced that it has appointed Kenneth Bosket, as its Chairman, and is no longer Vice Chairman and Head of Operations. Arnulfo Saucedo-Bardan has been appointed as the company's Chief Operating Officer, and is no longer the company's Secretary. Montse Zaman, has been appointed Secretary, Treasury and Director.

The Board remains at five (5) members.

" I would like to thank Mr. Gewerter for his contributions." stated Mike Zaman, President of EQCO2, Inc.

About EQCO2, Inc.

EQCO2, Inc. is in the process of changing its direction of operations to that of a business to business ("B2B") international e-commerce company with an online and mobile optimized platform to facilitate e-commerce between manufacturers and buyers.

Forward-Looking Statements

This news release may contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Mike Zaman, President/CEO
EQCO2, Inc.
702 683-8946

SOURCE: EQCO2, Inc.